Exhibit 4.3

Execution Version

Cinemark USA, Inc.

Issuer

4.875% Senior Notes Due 2023

FIRST SUPPLEMENTAL INDENTURE

Dated as of March 21, 2016

Wells Fargo Bank, N.A.

Trustee

Execution Version

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 21, 2016, among Cinemark USA, Inc., a Texas corporation (the “Company”), the subsidiary guarantors listed on the signature pages hereto (the “Guarantors”) and Wells Fargo Bank, N.A., a national banking corporation, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of May 24, 2013 (the “Indenture”), providing for the issuance of 4.875% Senior Notes due 2023 (the “Notes”);

WHEREAS, on May 24, 2013, the Company issued $530,000,000 in principal amount of Notes;

WHEREAS, the Company has entered into that certain Purchase Agreement, dated March 16, 2016, by and among the Company, the Guarantors and Barclays Capital Inc., as representative of the several initial purchasers named therein, pursuant to which, on the date hereof, the Company is issuing $225,000,000 of Additional Notes as permitted by Section 2.13 and Section 4.09 of the Indenture (the “March 2016 Additional Notes”); and

WHEREAS, pursuant to Section 9.01(e) of the Indenture, the Trustee, the Company and the Guarantors are authorized to execute and deliver this Supplemental Indenture without the consent of any Holder of Notes.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1. Definitions; Construction.

For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. March 2016 Additional Notes.

(a) Attached hereto as Annex A is a true and correct copy of the Officers’ Certificate required by Section 12.04 of the Indenture in connection with the issuance of the March 2016 Additional Notes. The definition of the term “Additional Notes” set forth in the Indenture is hereby supplemented by adding the following sentence at the end of such definition: “On March 21, 2016, the Company issued $225,000,000 of Additional Notes, as more particularly described in the First Supplemental Indenture hereto, dated as of March 21, 2016.”

(b) The issuance of the March 2016 Additional Notes is in compliance with Section 2.13 and Section 4.09 of the Indenture.

(c) The March 2016 Additional Notes will be (A) Certificate Number A-3 (CUSIP No. 172441 BA4/ ISIN No. US172441BA43) in the aggregate principal amount of $224,635,000; and (B) Certificate Number S-2 (CUSIP No. U17176 AH8/ ISIN No. USU17176AH89) in the aggregate principal amount of $365,000.

(d) The March 2016 Additional Notes will be issued at an issue price of 99.0%.

(e) The March 2016 Additional Notes will be in the form of Initial Notes and will be subject to a registration rights agreement relating to such Additional Notes (the “Registration Rights Agreement”).

3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4. No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any guarantor under the Notes (including the March 2016 Additional Notes), the Indenture, this Supplemental Indenture, any Subsidiary Guarantees or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting the March 2016 Additional Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the March 2016 Additional Notes.

5. Trustee Makes No Representation. The recitals herein contained are made by the Company and the Guarantors and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

[SIGNATURE PAGE FOLLOWS]

2

IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first written above.

COMPANY

CINEMARK USA, INC.

By:	/s/ Michael D. Cavalier
	Name:	Michael D. Cavalier
	Title:	Executive Vice President – General
Counsel and Secretary

GUARANTORS

CENTURY THEATRES NG, LLC
CENTURY THEATRES SEATTLE, LLC
CENTURY THEATRES SUMMIT SIERRA, LLC
CENTURY THEATRES, INC.
CINEARTS SACRAMENTO, LLC
CINEARTS, LLC
CORTE MADERA THEATRES, LLC
MARIN THEATRE MANAGEMENT, LLC
NORTHBAY THEATRES, LLC
NOVATO THEATRES, LLC
SAN RAFAEL THEATRES, LLC
SUNNYMEAD CINEMA CORP.
CNMK INVESTMENTS, INC.
CINEMARK PARTNERS I, INC.
CINEMARK PROPERTIES, INC.
CNMK TEXAS PROPERTIES, LLC
GREELEY HOLDINGS, INC.
CINEMARK CONCESSIONS, LLC

By:	/s/ Michael D. Cavalier
	Name:	Michael D. Cavalier
	Title:	Executive Vice President – General
Counsel and Secretary

[Signature Page to First Supplemental Indenture]

WELLS FARGO BANK, N.A., as Trustee

By:	/s/ John C. Stohlmann
	Name:	John C. Stohlmann
	Title:	Vice President

[Signature Page to First Supplemental Indenture]